As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GUARANTY BANCORP

(Exact name of registrant as specified in its charter)

Delaware	41-2150446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Seventeenth Street, Suite 200
Denver, Colorado 80202
(303) 675-1194

(Address of Principal Executive Offices Including Zip Code)

 Guaranty Bancorp 2015 Long-Term Incentive Plan

(Full title of Plans)

Christopher G. Treece, Executive Vice President,
Chief Financial Officer and Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado 80202

(Name and address of agent for service)

(303) 675-1194

(Telephone number, including area code, of agent for service)

Copy to:

Christian E. Otteson
Bieging Shapiro & Barber LLP
4582 South Ulster Street Parkway, Suite 1650
Denver, Colorado 80237
Telephone: (720) 488-0220
Facsimile: (720) 488-7711

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.001 par value	935,000 shares	$15.77	$14,744,950	$1,713.37

(1)         This Registration Statement covers, in addition to the number of shares of Guaranty Bancorp, a Delaware corporation (the “Company”), voting common stock, par value $0.001 per share (“Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Guaranty Bancorp 2015 Long-Term Incentive Plan (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)         The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee.

(3)         Computed in accordance with Securities Act Rule 457(c) and (h) based on the average of the high and low price per share of Common Stock on May 1, 2015, as reported on the NASDAQ Global Select Market.

(4)         Pursuant to Rule 457(p), the registration fee of $1,713.37 with respect to the 935,000 shares of Common Stock to be registered hereunder is offset by fees totaling $241.40 paid by the Company in connection with the registration of 442,272 shares of Common Stock (as adjusted for the Company’s 1-for-5 reverse stock split on May 20, 2013) for issuance pursuant to the Guaranty Bancorp Amended and Restated 2005 Stock Incentive Plan on Form S-8 (File No. 333-166695) filed with the Commission on May 10, 2010. A Post-Effective Amendment to the foregoing Registration Statement to deregister such 442,272 shares of Common Stock is being filed contemporaneously with the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of this Form S-8 will be delivered to each employee, officer, director or other person, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), who is eligible to participate in the Guaranty Bancorp 2015 Long-Term Incentive Plan (the “Plan”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by Guaranty Bancorp (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

1.              the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 18, 2015, as amended on February 23, 2015;

2.              the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on April 30, 2015;

3.              the Company’s Current Reports on Form 8-K filed with the Commission on January 21, 2015, February 4, 2015, February 9, 2015, February 11, 2015, February 12, 2015, March 10, 2015 and April 15, 2015; and

4.              the description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), contained in Post-Effective Amendment No. 2 to Form S-3 filed with the Commission on April 1, 2015 and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

General Corporation Law

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL. Our bylaws provide for indemnification by us of any of our directors or officers (as such term is defined in the bylaws) who is or was a director of us, or, at our request, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The bylaws also provide that we will advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by us. To the extent authorized from time to time by our board of directors, we may provide to any one or more of our employees, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in our bylaws on our directors and officers. The bylaws do not limit the power of us or our board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws.

Indemnification Agreements

In addition, we have entered into indemnification agreements with our directors and our executive officers. These agreements provide for indemnification by us to the full extent permitted under Delaware law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.

Directors’ and Officers’ Liability Insurance

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on August 12, 2009)

3.2	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on October 3, 2011)

3.3	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q filed on July 31, 2013)

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on May 7, 2008)

5.1	Opinion of Bieging Shapiro & Barber LLP regarding the legality of the securities being registered (filed herewith)

10.1	Guaranty Bancorp 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2015)

23.1	Consent of Crowe Horwath LLP (filed herewith)

23.2	Consent of Bieging Shapiro & Barber LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)                                The undersigned Registrant hereby undertakes:

(1)                              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                               to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

(ii)                            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                              That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)                              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on May 6, 2015.

GUARANTY BANCORP

By:	/s/ CHRISTOPHER G. TREECE
Christopher G. Treece
Executive Vice President, Chief Financial Officer
and Secretary

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Taylor and Christopher G. Treece, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ PAUL W. TAYLOR	President and Chief Executive Officer (Principal Executive Officer) and Director	May 6, 2015
Paul W. Taylor

/s/ CHRISTOPHER G. TREECE	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 6, 2015
Christopher G. Treece

/s/ EDWARD B. CORDES	Chairman of the Board and Director	May 6, 2015
Edward B. Cordes

/s/ JOHN M. EGGEMEYER	Director	May 6, 2015
John M. Eggemeyer

/s/ KEITH R. FINGER	Director	May 6, 2015
Keith R. Finger

/s/ STEPHEN D. JOYCE	Director	May 6, 2015
Stephen D. Joyce

/s/ GAIL H. KLAPPER	Director	May 6, 2015
Gail H. Klapper

/s/ STEPHEN G. MCCONAHEY	Director	May 6, 2015
Stephen G. McConahey

/s/ W. KIRK WYCOFF	Director	May 6, 2015
W. Kirk Wycoff

/s/ ALBERT C. YATES	Director	May 6, 2015
Albert C. Yates

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on August 12, 2009)

3.2	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on October 3, 2011)

3.3	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q filed on July 31, 2013)

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on May 7, 2008)

5.1	Opinion of Bieging Shapiro & Barber LLP regarding the legality of the securities being registered (filed herewith)

10.1	Guaranty Bancorp 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2015)

23.1	Consent of Crowe Horwath LLP (filed herewith)

23.2	Consent of Bieging Shapiro & Barber LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)